Exhibit 23 to Annual Report
On Form 10-K
for Fiscal Year Ended June 30, 2026
By Parker-Hannifin Corporation

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-274347 on Form S-3 and Registration Statement Nos. 333-275166, 333-236293, 333-186733, 333-186734, 333-192909, 333-201071, and 333-215107 on Form S-8 of our report dated August 21, 2026, relating to the financial statements of Parker-Hannifin Corporation and the effectiveness of Parker-Hannifin Corporation's internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended June 30, 2026.

/s/ Deloitte & Touche LLP
Cleveland, Ohio
August 21, 2026